Exhibit 23

To:      Lukens Medical Corporation
         3820 Academy Parkway North, N.E.
         Albuquerque, New Mexico  87109

     We consent to the incorporation by reference, in the Registration Statements on Form S-8 pertaining to the stock option plan of Lukens Medical Corporation, as amended (Registration Numbers 33-83082, 33-68122 and 33-51730) and the related prospectuses, and in the Registration Statements on Form S-3 (Registration Numbers 333-28243 and 333-36499) of our report to the consolidated financial statements and schedules of Lukens Medical Corporation included in this Annual Report (Form 10-KSB) for the year ended December 31, 1997.

                                            NEFF & COMPANY

                                            /s/ Neff & Company LLP

Albuquerque, New Mexico
March 30, 1998




                                       28